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                                                                    EXHIBIT 3.19

                           CERTIFICATE OF FORMATION

                                      OF

                             EMPIRE STATE II, LLC


     1.  The name of the limited liability company is Empire State II, LLC.

     2. The address of the registered office in the state of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent is The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Empire State II, LLC this 14th day of October, 1998.



                      Empire State II, LLC
                         By:  Northeast Restoration Company, LLC, Member
                         By:  LandBank Environmental Properties, LLC,
                                Managing Member
                         By:  LandBank, Inc., Managing Member



                         By:    /s/ James M. Redwine
                             --------------------------
                                    James M. Redwine
                                    Assistant Secretary